                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission Only
/X/  Definitive Proxy Statement                      (as permitted by Rule 14a-6(e)(2)
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                             DUCOMMUN INCORPORATED
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

                                     [LOGO]

                             DUCOMMUN INCORPORATED

                         23301 SOUTH WILMINGTON AVENUE
                            CARSON, CALIFORNIA 90745
                                 (310) 513-7200

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                  MAY 7, 1997
                            ------------------------

To the Shareholders of
Ducommun Incorporated:

     Notice is hereby given that the Annual Meeting of Shareholders of Ducommun Incorporated, a Delaware corporation (the "Corporation"), will be held at the Long Beach Airport Marriott Hotel, 4700 Airport Plaza Drive, Long Beach, California, on Wednesday, May 7, 1997, at the hour of 9:00 o'clock A.M. for the following purposes:

          1. To elect three directors to serve for three-year terms ending in 2000.

          2. To consider and act upon a proposed amendment of the 1994 Stock Incentive Plan to increase by 350,000 the number of shares of Common Stock available thereunder.

          3. To consider and act upon a proposed amendment of the 1994 Stock Incentive Plan to include nonemployee directors of the Corporation as eligible participants therein.

          4. To transact any other business that may properly be brought before the meeting or any adjournments or postponements thereof.

     March 17, 1997 has been established as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. All shareholders are cordially invited to attend the meeting in person.

     To insure your representation at the meeting, please complete and mail your Proxy Card in the return envelope provided, as soon as possible. This will not prevent you from voting in person, should you so desire, but will help to secure a quorum and will avoid added solicitation costs.

                                          By Order of the Board of Directors

                                              James S. Heiser
Carson, California                               Secretary
March 26, 1997

                             DUCOMMUN INCORPORATED

                         23301 SOUTH WILMINGTON AVENUE
                            CARSON, CALIFORNIA 90745
                                 (310) 513-7200

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

     This Proxy Statement is being mailed on or about March 26, 1997 to shareholders of Ducommun Incorporated (the "Corporation") who are such of record on March 17, 1997, in connection with the solicitation of proxies for use at the Corporation's Annual Meeting of Shareholders to be held at 9:00 o'clock A.M. on May 7, 1997, or at any adjournments or postponements thereof (the "Annual Meeting"), for the purposes set forth herein and in the accompanying Notice of Annual Meeting. The accompanying Proxy is solicited by the Board of Directors of the Corporation. Solicitation will be by mail, interview, telephone and telegraph. D. F. King & Co., Inc. has been retained to assist in the solicitation of proxies for which it will be paid a fee of $4,000 plus reimbursement of out-of-pocket expenses. Brokers, nominees, banks and other custodians will be reimbursed for their costs incurred in forwarding solicitation material to beneficial owners. All expenses incident to the proxy solicitation will be paid by the Corporation.

     Proxies in the accompanying form will be voted in accordance with the instructions given therein. If no instructions are given, the Proxies will be voted for the election as directors of the management nominees, and in favor of each of the proposals described herein. Any shareholder may revoke his Proxy at any time prior to its use by filing with the Secretary of the Corporation a written notice of revocation or a duly executed Proxy bearing a later date or by voting in person at the Annual Meeting.

     The close of business on March 17, 1997 has been fixed as the record date (the "Record Date") for the determination of holders of shares of Common Stock entitled to notice of, and to vote at, the Annual Meeting. At the close of business on the Record Date, the Corporation had outstanding 7,316,652 shares of Common Stock, $.01 par value per share (the "Common Stock"). In the election of directors, each holder of Common Stock will be entitled to a number of votes equal to the number of directors to be elected multiplied by the number of shares held. The votes so determined may be cast for one candidate or distributed among two or more candidates. On all other matters to come before the Annual Meeting, each holder of Common Stock will be entitled to one vote for each share owned.

     A majority of the outstanding shares of Common Stock will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining whether a quorum has been obtained. In the election of directors, abstentions and broker non-votes will not be counted. On all other matters, abstentions will be counted, but broker non-votes will not be counted, for purposes of determining whether a proposal has been approved.

     In the election of directors, the three candidates receiving the highest number of votes will be elected to fill the vacancies on the Board of Directors.

     The Corporation's 1996 Annual Report to Shareholders is being mailed to shareholders with this Proxy Statement.

                             ELECTION OF DIRECTORS

     Three directors (out of a total of eight) are to be elected at the forthcoming Annual Meeting to serve for three-year terms expiring at the Annual Meeting in 2000 and thereafter until their successors are elected and qualified. The nominees for such positions are Joseph C. Berenato, Richard J. Pearson and Arthur W. Schmutz. In the absence of a contrary direction, Proxies in the accompanying form will be voted for the election of the foregoing nominees. Management does not contemplate that any of the nominees will be unable to serve as directors, but if that should occur the persons designated in the Proxies will cast votes for other persons in accordance with their best judgment. In the event that any person other than the nominees named herein should be nominated for election as a director, the Proxy holders may vote for less than all of the nominees and in their discretion may cumulate votes. Should any of the directors whose terms continue past the 1997 Annual Meeting cease to serve as directors prior to the Annual Meeting, the authorized number of directors will be reduced accordingly.

     The following information is furnished as of March 17, 1997, with respect to each of the three persons who are nominees for election to the Board of Directors, as well as for the other five directors of the Corporation whose terms of office will continue after the 1997 Annual Meeting.

                                                                             DIRECTOR     TERM
        NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS             AGE     SINCE    EXPIRES
-------------------------------------------------------------------    ----  ---------  --------
Norman A. Barkeley                                                      67     1987       1998
  Chairman of the Board of the Corporation; Director, Dames &
  Moore, Inc., and Golden Systems, Inc.
Joseph C. Berenato                                                      50     1997       2000
  Chief Executive Officer and President of the Corporation.
H. Frederick Christie                                                   63     1985       1998
  Consultant; Retired President and Chief Executive Officer, The
  Mission Group (subsidiary of SCEcorp); Director, Great Western
  Financial Corporation, Great Western Bank, Ultramar Diamond
  Shamrock Corp., AECOM Technology Corp., IHOP Corp., Southwest
  Water Company, Capital Income Builder, Inc., Small Cap World
  Fund, Capital World Growth and Income Fund, Inc., and American
  Mutual Fund, Inc.; Trustee, American Variable Insurance and New
  Economy Fund; and Director or Trustee of twelve fixed income funds of the Capital Research & Management Company.
Robert C. Ducommun                                                      45     1985       1999
  Management Consultant; Director, American Metal Bearing Company
  and Inventa Corporation.
Kevin S. Moore                                                          42     1994       1998
  Senior Vice President, The Clark Estates, Inc. (private
  investment firm); Director, Hitox Corporation of America,
  PremiumWear, Inc., Golf-Technology Holding, Inc. and National
  Baseball Hall of Fame
  & Museum, Inc.
Thomas P. Mullaney                                                      63     1987       1999
  General Partner, Matthews, Mullaney & Company (private investment firm); Director, The Santa Anita Companies, Lucas Arts
  Entertainment Company and Lucas Digital Ltd.

                                                                             DIRECTOR     TERM
        NAME, PRINCIPAL OCCUPATION AND OTHER DIRECTORSHIPS             AGE     SINCE    EXPIRES
-------------------------------------------------------------------    ----  ---------  --------
Richard J. Pearson                                                      71     1978       2000
  Retired President and Chief Operating Officer, Avery Dennison
  Corporation; Chairman, Chachies Foods; Director, Ameron
  International, Atol Holdings, M & R Printing Equipment, Inc.,
  Magnet Inc. and Seidler Capital, Inc.; Trustee, Pomona College.
Arthur W. Schmutz                                                       75     1988       2000
  Advisory Counsel, Gibson, Dunn & Crutcher ; Director, H. F.
  Ahmanson & Company and Home Savings of America.

     Mr. Mullaney was previously a director of the Corporation in 1984 and 1985. Mr. Schmutz is advisory counsel to the law firm of Gibson, Dunn & Crutcher, which rendered legal services to the Corporation during 1996 and has and is expected to continue to render legal services to the Corporation during 1997. Mr. Schmutz was previously a director of the Corporation from 1985 to 1987.

     The Board of Directors met five times in 1996. All incumbent directors attended seventy-five percent or more of the meetings of the Board of Directors and Committees of the Board on which they served during 1996. Each of the persons named above was elected by the shareholders at a prior annual meeting except for Mr. Berenato who was elected by the Board of Directors.

     Directors who are not employees of the Corporation or a subsidiary are paid an annual retainer of $12,500 and receive $1,000 for each Board of Directors meeting, Shareholders meeting or Committee meeting they attend. Under the Directors Deferred Income and Retirement Plan, a director may elect to defer payment of all or part of his fees for service as a director until he retires as a director, at which time the deferred fees will be paid to him with interest. A retiring director will also receive the annual retainer fee in effect at the time of retirement or at the time of payment, whichever is higher, for life or for a period of years equal to his service as a director, whichever is shorter, provided that the director retires after the age of 65, has served as a director for at least five years and is not an employee of the Corporation when he retires (the "retirement benefits"). Effective as of the 1997 Annual Meeting, accrual of additional retirement benefits under the Directors Deferred Income and Retirement Plan has been terminated, but existing directors will remain eligible for retirement benefits accrued to such date.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's officers and directors, and persons who own more than 10% of the Corporation's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and to furnish copies of such forms to the Corporation. Based solely on a review of the copies of such forms furnished to the Corporation, and on written representations that no Forms 5 were required, the Corporation believes that during its past fiscal year all of its officers, directors and greater than 10% owners complied with the filing requirements of Section 16(a), except that Robert B. Hahn, President of the Corporation's Aerochem, Inc., subsidiary, filed one Form 5 late.

                      COMMITTEES OF THE BOARD OF DIRECTORS

     The Corporation has standing Executive, Audit, Compensation and Nominating Committees. The members of the Executive Committee are Messrs. Barkeley, Mullaney and Schmutz. The Executive Committee, which met formally two times during 1996, performs the same function as the Board of Directors, subject to certain limitations, including limitations on the power to amend or repeal the Certificate of Incorporation or Bylaws, adopt an agreement of merger or consolidation, or recommend to the shareholders the sale, lease or exchange of substantially all of the property and assets of the Corporation. The members of the Audit Committee are Messrs. Christie, Ducommun and Pearson. The Audit Committee, which met formally three times during 1996, reviews the scope of audits, audit procedures and the results of audits with the corporate staff and the independent accountants, and approves all non-audit services by the independent accountants. The members of the Compensation Committee are Messrs. Moore, Mullaney and Pearson. The Compensation Committee, which met formally four times during 1996, reviews and recommends compensation for officers, grants stock options and administers stock option programs. The members of the Nominating Committee were Messrs. Barkeley, Christie, Moore and Schmutz until May 1, 1996, and thereafter were Messrs. Barkeley, Christie, Ducommun and Moore. The Nominating Committee, which met formally one time during 1996, reviews and recommends to the Board of Directors the nominees for election as directors of the Corporation at the Annual Meeting of Shareholders or otherwise by the Board of Directors. The Nominating Committee may, in its discretion, consider nominees recommended by Shareholders.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The tables below show the name and address of the beneficial owners, amount and nature of beneficial ownership and percentage ownership of persons or groups known by the Corporation to be the beneficial owners of 5% or more of the outstanding shares of Common Stock as of March 17, 1997. The tables below also show the name, amount and nature of beneficial ownership and percentage ownership of each director and nominee for director, each executive officer named in the Summary Compensation Table contained in this Proxy Statement, and all directors and executive officers as a group as of March 17, 1997. Unless otherwise indicated, such shareholders have sole voting and investment power (or share such power with their spouse) with respect to the shares set forth in the tables. The Corporation knows of no contractual arrangements which may at a subsequent date result in a change in control of the Corporation.

     For the purposes of the tables, beneficial ownership of shares has been determined in accordance with Rule 13d-3 of the SEC, under which a person is deemed to be the beneficial owner of securities if he or she has or shares voting or investment power with respect to such securities or has the right to acquire ownership thereof within 60 days. Accordingly, the amounts shown in the tables do not purport to represent beneficial ownership for any purpose other than compliance with SEC reporting requirements.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

                       NAME AND ADDRESS                   NUMBER OF           PERCENTAGE
                        OF SHAREHOLDERS                     SHARES             OF CLASS
        -----------------------------------------------  ------------         ----------
        Robert C. Ducommun                                 529,011(1)              7.2%
          1155 Park Avenue
          New York, NY 10128
        The Clark Estates, Inc.                          1,119,811(2)             15.3%
          30 Wall Street
          New York, NY 10005
        The Clark Foundation                               390,702(2)              5.3%
          30 Wall Street
          New York, NY 10005
        Kevin S. Moore                                   1,119,811(2)             15.3%
          30 Wall Street
          New York, NY 10005
        Neuberger & Berman, LLC                            480,900(3)              6.6%
          605 Third Avenue
          New York, NY 10158

---------------

(1) The number of shares includes (i) 50,099 shares held by a foundation of which Mr. Ducommun is an officer, (ii) 159,212 shares as to which Mr. Ducommun has been granted a proxy to exercise voting power by his sister, Electra D. de Peyster, and (iii) 1,500 shares owned by Mr. Ducommun's wife and step daughters, as to which he disclaims any beneficial interest. Mr. Ducommun has sole voting and sole investment power as to 318,200 shares, shared voting power as to 209,311 shares and shared investment power as to 50,099 shares.

(2) The information is based on a Schedule 13D filed with the SEC dated July 29, 1992 and other information provided by The Clark Estates, Inc. The Clark Estates, Inc. provides administrative and investment services to a number of Clark family accounts which beneficially own an aggregate of 1,119,811 shares, including The Clark Foundation which owns 390,702 shares. Kevin S. Moore, Senior Vice President of The Clark Estates, Inc., has been granted powers of attorney to exercise voting and investment power as to 1,119,811 shares. The Clark Estates, Inc. and Mr. Moore have shared voting and investment power as to 1,119,811 shares and The Clark Foundation has shared voting and investment power as to 390,702 shares.

(3) The information is based on a Schedule 13G filed with the SEC dated February 10, 1997. Neuberger & Berman, LLC has sole voting power as to 231,202 shares, shared voting power as to 144,300 shares, and sole investment power as to 480,900 shares.

SECURITY OWNERSHIP OF MANAGEMENT

                                                            NUMBER OF         PERCENTAGE
                               NAME                          SHARES            OF CLASS
        --------------------------------------------------  ---------         ----------
        Norman A. Barkeley                                    338,850(1)           4.5%
        Joseph C. Berenato                                     61,751(1)           *
        H. Frederick Christie                                   3,000              *
        Robert C. Ducommun                                    529,011(2)           7.2%
        Kevin S. Moore                                      1,119,811(3)          15.3%
        Thomas P. Mullaney                                      1,000              *
        Richard J. Pearson                                        340              *
        Arthur W. Schmutz                                      10,000(4)           *
        Robert A. Borlet                                       63,493(1)           *
        Robert L. Hansen                                       43,312(1)           *
        James S. Heiser                                        57,686(1)           *
        All Directors and Executive Officers as a Group
          (17 persons)                                      2,356,490(1)          29.9%

---------------

 *  Less than one percent.

(1) The number of shares includes the following shares that may be purchased within 60 days after March 17, 1997 by exercise of outstanding stock options: 258,750 by Mr. Barkeley, 44,750 by Mr. Berenato, 59,993 by Mr. Borlet, 43,312 by Mr. Hansen, 48,625 by Mr. Heiser, and 563,054 by all directors and executive officers as a group. The number of shares for Mr. Berenato includes 3,500 held in an IRA for the benefit of himself, and 1,500 held in trust for the benefit of his son. The number of shares for Mr. Borlet includes 500 held in an IRA for the benefit of himself.

(2) See the information set forth in Note 1 to the table under "Security Ownership of Certain Beneficial Owners."

(3) See the information set forth in Note 2 to the table under "Security Ownership of Certain Beneficial Owners."

(4) The shares are held in a trust in which Mr. Schmutz has investment power only.

                       COMPENSATION OF EXECUTIVE OFFICERS

SUMMARY COMPENSATION TABLE

     The following table discloses compensation received by the Corporation's chief executive officer and the other four most highly-paid executive officers of the Corporation (including subsidiary presidents) for the three fiscal years ended December 31, 1996. Columns have been omitted from the table when there has been no compensation awarded to, earned by or paid to any of the named executive officers required to be reported in that column in any fiscal year covered by the table.

                                                                          LONG-TERM
                                                                         COMPENSATION
                                                                       ----------------
                                                                            AWARDS
                                                                       ----------------
                                             ANNUAL COMPENSATION          SECURITIES       ALL OTHER
                                          --------------------------      UNDERLYING      COMPENSATION
      NAME AND PRINCIPAL POSITION         YEAR   SALARY($)  BONUS($)   OPTIONS/SARS(#)       ($)(1)
----------------------------------------  -----  --------   --------   ----------------   ------------
Norman A. Barkeley                         1996  $325,000   $325,000              0         $ 22,416
  Chairman of the Board and Chief          1995   325,000    250,000              0            2,124
  Executive Officer                        1994   325,000    200,000              0            1,963
Joseph C. Berenato                         1996   220,000    220,000         30,000                0
  President, Chief Operating Officer       1995   185,000    135,000              0                0
  and Chief Financial Officer              1994   165,000    105,000              0                0
Robert A. Borlet                           1996   159,865    120,000         10,000                0
  President                                1995   153,000     80,000              0                0
  Jay-El Products, Inc.                    1994   146,269     50,000              0                0
Robert L. Hansen                           1996   160,877    125,000         20,000                0
  President, AHF-Ducommun                  1995   154,003     82,000              0                0
  Incorporated                             1994   142,385     70,000              0                0
James S. Heiser                            1996   149,174    120,000         10,000                0
  Vice President, Chief                    1995   131,123     80,000              0                0
  Financial Officer, General               1994   126,500     55,000              0                0
  Counsel, Secretary and
  Treasurer

---------------

(1) All other compensation for Mr. Barkeley in 1996 consisted of insurance premiums paid by the Corporation with respect to term life insurance for the benefit of Mr. Barkeley.

OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                               POTENTIAL REALIZABLE
                                               INDIVIDUAL GRANTS                                 VALUE AT ASSUMED
                     ----------------------------------------------------------------------      ANNUAL RATES OF
                                                PERCENT OF                                         STOCK PRICE
                     NUMBER OF SECURITIES     TOTAL OPTIONS/                                     APPRECIATION FOR
                          UNDERLYING           SARS GRANTED      EXERCISE OR                      OPTION TERM(3)
                         OPTIONS/SARS         TO EMPLOYEES IN    BASE PRICE     EXPIRATION     --------------------
       NAME              GRANTED(#)(1)          FISCAL YEAR       ($/SH)(2)        DATE         5%($)       10%($)
-------------------  ---------------------   -----------------   -----------   ------------    --------    --------
Norman A. Barkeley                0                  N/A               N/A            N/A           N/A         N/A
Joseph C. Berenato           30,000                 16.6%          $13.625        4/30/01      $112,930    $249,546
Robert A. Borlet             10,000                  5.5%           13.625        4/30/01        37,643      83,182
Robert L. Hansen             20,000                 11.0%           13.625        4/30/01        75,287     166,364
James S. Heiser              10,000                  5.5%           13.625        4/30/01        37,643      83,182

---------------

(1) The stock options granted become exercisable in increments of 25% of the number of shares granted on the anniversary date of the date of grant so that the option is fully exercisable on and after May 1, 2000. However, the stock options become fully exercisable immediately in the event of a change of control of the Corporation. A change of control of the Corporation is defined in the stock option agreement to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of
    Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation.

(2) The exercise price may be paid by delivery of already owned shares.

(3) These amounts represent certain assumed rates of annual appreciation specified in the regulations adopted by the SEC. The actual value, if any, on stock option exercises will be dependent on a number of factors, including the price performance of the Corporation's Common Stock. There can be no assurance that the rates of appreciation presented in the table will be achieved.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION/SAR VALUES

     The following table provides information on option/SAR exercises in 1996 by the named executive officers and the value of such executive officers' unexercised options/SARs at December 31, 1996.

                                                          NUMBER OF SECURITIES            VALUE OF UNEXERCISED
                                                         UNDERLYING UNEXERCISED               IN-THE-MONEY
                                                              OPTIONS/SARS                    OPTIONS/SARS
                         SHARES                            FISCAL YEAR-END(#)              FISCAL YEAR-END($)
                       ACQUIRED ON        VALUE        ---------------------------     ---------------------------
        NAME           EXERCISE(#)     REALIZED($)     EXERCISABLE   UNEXERCISABLE     EXERCISABLE   UNEXERCISABLE
---------------------  -----------     -----------     -----------   -------------     -----------   -------------
Norman A. Barkeley            0          $     0         258,750              0        $ 4,630,312     $       0
Joseph C. Berenato        5,000           40,625          37,250         38,750            342,469       715,781
Robert A. Borlet              0                0          57,493         11,332          1,074,498       104,124
Robert L. Hansen              0                0          38,312         21,688            675,944       190,586
James S. Heiser           2,000           20,500          46,125         11,875            805,828       113,984

EXECUTIVE RETIREMENT PLAN

     The Corporation maintains an Executive Retirement Plan under which Mr. Barkeley presently is the only executive eligible to participate. Pursuant to the Executive Retirement Plan, Mr. Barkeley or his designee will receive, upon Mr. Barkeley's retirement or other termination of employment, a monthly benefit payment for a period of 15 years in the amount of $89,375. Mr. Barkeley also may elect to receive such benefit in the form of an actuarially equivalent single-life annuity or an actuarially equivalent joint and survivor annuity. The Executive Retirement Plan also provides for the payment of such benefit in a single lump sum at the election of Mr. Barkeley or upon a change in control of the Corporation, in each instance subject to certain penalties and reductions of benefits.

KEY EXECUTIVE SEVERANCE AGREEMENTS

     Messrs. Barkeley, Berenato, Borlet, Hansen and Heiser are parties to key executive severance agreements entered with the Corporation. The key executive severance agreements provide that if the employment of an executive officer is terminated without cause (as defined in the agreements), except in the event of disability or retirement, he shall be entitled to receive the following: (i) if the employment of the executive is terminated within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of two years, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of two years, or (ii) if the employment of the executive is terminated other than within two years following a change in control of the Corporation, then the executive shall be entitled to receive payment of his full base salary for a period of one year, payment of the amount of any bonus for a past fiscal year which has not yet been awarded or paid, and continuation of benefits for a period of one year. A change in control of the Corporation is defined in the key executive severance agreements to mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act. Such a change in control is deemed conclusively to have occurred in the event of certain tender offers, mergers or consolidations, the sale, lease, exchange or transfer of substantially all of the assets of the Corporation, the acquisition by a person or group of 25% (or in the case of The Clark Estates, Inc., 30%) or more of the outstanding voting securities of the Corporation, the approval by the shareholders of a plan of liquidation or dissolution of the Corporation, or certain changes in the members of the Board of Directors of the Corporation. In the event of a change in the executive's position or duties, a reduction in the executive's base salary as increased from time to time, a removal from eligibility to participate in the Corporation's bonus plan and other events as described in the agreements, then the executive shall have the right to treat such event as a termination of his employment by the Corporation without cause and to receive the payments and benefits described above.

     Notwithstanding anything to the contrary set forth in any of the Corporation's filings under the Securities Act of 1933, as amended, or the Exchange Act that incorporate future filings, including this Proxy Statement, in whole or in part, the following Compensation Committee Report on Executive Compensation and the Performance Graph shall not be incorporated by reference into any such filings.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

     Decisions relating to compensation of the Corporation's executive officers generally are made by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a nonemployee director of the Corporation.

COMPENSATION POLICIES APPLICABLE TO EXECUTIVE OFFICERS

     The Compensation Committee's executive compensation policies are designed to provide competitive levels of compensation that relate pay to the achievement of the Corporation's financial goals, recognize individual initiative and performance, and assist the Corporation in attracting and retaining qualified executives. Overall compensation of executive officers is set at levels that the Compensation Committee believes to be competitive with other companies of similar size in the Los Angeles area. The Compensation Committee believes that the geographic area of Los Angeles provides the best indication of the market in which the Corporation competes for executive talent and, as a result, the Compensation Committee does not specifically consider the compensation levels of companies in the Peer Group appearing under the caption "Performance Graph" in this Proxy Statement. In evaluating competitive compensation information with respect to other companies of similar size in the Los Angeles area, the Compensation Committee does not target any percentile or level of compensation for executive officers of the Corporation but uses such information on a subjective basis to determine the appropriate level of executive officer compensation based on the position, experience and past performance of each individual executive officer.

     In addition, executive officer compensation reflects the importance to the Corporation of achieving growth in sales, net income and cash flow. As a result, executive officer compensation emphasizes cash compensation consisting of a base salary and an annual bonus, and long-term noncash stock option awards.

Except for the Corporation's chief executive officer, the Corporation does not provide any long-term cash incentive plans, pension, profit-sharing or other retirement benefits, or many of the executive perquisites typically provided by other companies to their senior executives.

     Annual bonuses are awarded on a discretionary basis by the Compensation Committee based on the Corporation achieving specified levels of sales, profit before taxes, return on assets and cash flow and on the individual performance of executive officers. The Corporation's subsidiary presidents are also measured based upon the financial performance of their operating units. Annual bonuses are targeted at 30%-50% of base salary depending on the particular executive officer involved, with an upper range of annual bonus eligibility of twice the targeted amount.

     Bonuses for 1996 generally were awarded in amounts substantially above the targeted bonus levels for executive officers. The bonuses awarded for 1996 were based on the Corporation substantially exceeding the targeted levels for sales, profit before taxes, return on assets and cash flow under the Corporation's bonus plan. In making the bonus determinations, the Compensation Committee also considered the Corporation's success in acquiring a business during 1996 that contributed to the substantial increase in sales in 1996.

     Stock option awards are made periodically to provide management with an ownership interest in the Corporation and significant stock-based performance compensation. Stock option awards are made based on the responsibilities and performance of the particular executive officers, and are designed to provide a substantial portion, which could range up to 50%, of total compensation in a form tied directly to the Corporation's stock performance. All stock options are granted at the market price of the Corporation's common stock on the date of grant and, as such, will have value only in the event of an increase in the Corporation's stock price. Stock options were granted in 1996 to the named executive officers based on their respective positions and past history of stock option grants.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     Mr. Barkeley receives a base salary and is eligible to receive an annual bonus on the same basis as described above with respect to executive officers generally. No stock options were awarded to Mr. Barkeley during 1996.

     Mr. Barkeley's base salary was established in 1988 when he was recruited to join the Corporation, and was last increased in 1990. The Compensation Committee established Mr. Barkeley's base salary at a level designed to reflect his substantial aerospace industry experience and expertise.

     Mr. Barkeley's annual bonus is awarded on a discretionary basis by the Compensation Committee based on the Corporation achieving specified levels of sales, profit before taxes, return on assets and cash flow and on Mr. Barkeley's individual performance. The bonus awarded to Mr. Barkeley for 1996 was substantially above the targeted bonus level under the Corporation's bonus plan. The bonus awarded for 1996 was based on the Corporation substantially exceeding the targeted levels for sales, profit before taxes, return on assets and cash flow under the Corporation's bonus plan. In making the bonus determination, the Compensation Committee also considered the Corporation's success in acquiring a business during 1996 that contributed to the substantial increase in sales in 1996, and Mr. Barkeley's outstanding personal performance in 1996 in positioning the Corporation for future growth.

                                          Compensation Committee

                                          Richard J. Pearson, Chairman
                                          Thomas P. Mullaney
                                          Kevin S. Moore

                               PERFORMANCE GRAPH

     The following graph compares the yearly percentage change in the Corporation's cumulative total shareholder return with the cumulative total return of the Russell 2000 Index and an Aerospace/Defense Industry Peer Group for the periods indicated. The graph is not necessarily indicative of future price performance.

                       COMPARISON OF FIVE-YEAR CUMULATIVE
                   TOTAL RETURN AMONG DUCOMMUN INCORPORATED,
                             RUSSELL 2000 INDEX AND
                    AEROSPACE/DEFENSE INDUSTRY PEER GROUP(1)


        MEASUREMENT PERIOD
      (FISCAL YEAR COVERED)              DCO        RUSSELL 2000      PEER GROUP
      ---------------------              ---        ------------      ----------
1991                                    100.00          100.00           100.00
1992                                     91.89          118.41            92.07
1993                                     72.97          140.80           104.64
1994                                    108.11          138.24           102.31
1995                                    213.51          177.55           163.31
1996                                    467.57          206.83           220.90

---------------

(1) The Aerospace/Defense Industry Peer Group used in the Performance Graph consists of the one-half of the companies in the Value Line Aerospace/Defense Index which had the lowest market capitalization on December 31, 1992. These companies are: AAR Corp., EDO Corporation, Hexcel Corporation, Hi-Shear Industries, Inc., Logicon, Inc., M/A-COM Inc., Moog Inc., Nichols Research Corporation, Rohr, Inc., Sparton Corp., TransTechnology Corporation, UNC Inc., United Industrial Corp., Watkins-Johnson Company and Wyman-Gordon Company. M/A-COM Inc. was acquired by AMP Incorporated in June 1995 and its performance has been omitted from the Aerospace/Defense Industry Peer Group performance results since 1995.

                             APPROVAL OF AMENDMENT
                OF 1994 STOCK INCENTIVE PLAN TO INCREASE SHARES

INTRODUCTION

     In 1994, the Corporation adopted the 1994 Stock Incentive Plan (the "Stock Plan") to provide stock awards of up to 220,000 shares of Common Stock of the Corporation. Because only 21,726 shares remain available under the Stock Plan as of the Record Date, the Board of Directors has adopted an amendment to the Stock Plan, subject to shareholder approval, to increase the number of shares that may be awarded under the Stock Plan by 350,000 shares. The following is a description of the material features of the Stock Plan. The term "participants" in the following discussion is used to refer to officers and directors (including nonemployee directors) and other employees of the corporation and its subsidiaries.

     The purpose of the Stock Plan is to enable the Corporation and its subsidiaries to attract, retain and motivate participants by providing for or increasing their proprietary interests in the Corporation. Employees of the Corporation and its subsidiaries will be eligible to be considered for grants of awards under the Stock Plan. Subject to shareholder approval of the subsequent proposal, nonemployee directors of the Corporation also will be eligible to be considered for grants of awards under the Stock Plan. As of March 17, 1997, approximately 50 employees and six nonemployee directors were so eligible.

     The maximum number of shares of Common Stock that may be issued pursuant to awards granted under the Stock Plan is 570,000, subject to adjustments to prevent dilution. Such maximum number does not include the number of shares of Common Stock issued pursuant to awards under the Stock Plan and subsequently reacquired by the Corporation pursuant to the terms and conditions of such awards.

ADMINISTRATION

     The Stock Plan will be administered by the Board of Directors and/or by the Compensation Committee, which will be a committee of two or more nonemployee directors appointed by the Board of Directors of the Corporation. The Board of Directors and Compensation Committee are collectively referred to as the "Board." The Board has full and final authority to select the participants to receive awards and to grant such awards. Subject to the provisions of the Stock Plan, the Board has a wide degree of flexibility in determining the terms and conditions of awards and the number of shares to be issued pursuant thereto, including conditioning the receipt or vesting of awards upon achievement by the Corporation of specified performance criteria. The expenses of administering the Stock Plan will be borne by the Corporation.

AWARDS

     The Stock Plan authorizes the Board to enter into any type of arrangement with an eligible participant that, by its terms, involves or might involve the issuance of Common Stock or any other security or benefit with an exercise or conversion privilege at a price related to Common Stock or with a value derived from the value of Common Stock. Awards to participants are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares. Any stock option granted to a participant may be a tax-benefited incentive stock option (an "Incentive Option") or a nonqualified stock option that is not tax-benefited (a "Nonqualified Option"). An award to a participant may consist of one such security or benefit or two or more of them in tandem or in the alternative. Common Stock may be issued pursuant to awards under the Stock Plan for any lawful consideration as determined by the Board, including, without limitation, services rendered by a recipient of an award under the Stock Plan. On March 17, 1997, the closing sales price of the Common Stock on the New York Stock Exchange was $23.50.

     An award to a participant may permit the participant to pay all or part of the purchase price of the shares or other property issuable pursuant thereto, and/or to pay all or part of such participant's tax withholding obligation with respect to such issuance, by (i) delivering previously owned shares of capital stock of the Corporation or other property, (ii) reducing the amount of shares or other property otherwise issuable pursuant to the award, or (iii) delivering a promissory note, the terms and conditions of which will be determined by the Board. If an option granted to a participant permitted the participant to pay for the shares issuable pursuant thereto with previously owned shares, the participant would be able to exercise the option in successive transactions, starting with a relatively small number of shares and, by a series of exercises using shares acquired from each such transaction to pay the purchase price of the shares acquired in the following transaction, to exercise an option for a large number of shares with no more investment than the original share or shares delivered.

ACCELERATION

     An award granted under the Stock Plan to a participant may include a provision accelerating the receipt of benefits upon the occurrence of specified events, such as a change of control of the Corporation or a dissolution, liquidation, merger, reclassification, sale of substantially all of the property and assets of the Corporation or other significant corporate transaction.

DURATION OF THE STOCK PLAN

     Awards may not be granted under the Stock Plan after the tenth anniversary of the adoption of the Stock Plan. Although any award that was duly granted on or prior to such date may thereafter be exercised or settled in accordance with its terms, no shares of Common Stock may be issued pursuant to any award after the twentieth anniversary of the adoption of the Stock Plan.

AMENDMENT AND TERMINATION

     Subject to limitations imposed by law, the Board of Directors of the Corporation may amend or terminate the Stock Plan at any time and in any manner. However, no such amendment or termination may deprive the recipient of an award previously granted under the Stock Plan of any rights thereunder without his or her consent.

CERTAIN FEDERAL LAWS

  Federal Securities Laws

     Pursuant to Section 16(b) of the Exchange Act, directors, certain officers and 10% stockholders of the Corporation ("Insiders") are generally liable to the Corporation for repayment of any "short-swing" profits realized from any nonexempt purchase and sale of Common Stock occurring within a six-month period. Rule 16b-3, promulgated under the Exchange Act, provides an exemption from
Section 16(b) liability for certain transactions by an officer or director pursuant to an employee benefit plan that complies with such Rule. The Plan is designed to comply with Rule 16b-3.

  Federal Income Tax Treatment

     The following is a brief description of the federal income tax treatment which will generally apply to options granted under the Stock Plan, based on federal income tax laws in effect on the date of this Proxy Statement. The exact federal income tax treatment of options will depend on the specific circumstances of the optionee. No information is provided herein with respect to estate, inheritance, gift, state or local tax laws, although there may be certain tax consequences upon the receipt or exercise of an option or the disposition of any acquired shares under those laws. Optionees are advised to consult their personal tax advisors with regard to all consequences arising from the grant or exercise of options, and the disposition of any acquired shares.

  Incentive Options

     Pursuant to the Stock Plan, employees may be granted options which are intended to qualify as Incentive Options under the provisions of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Generally, the optionee is not taxed and the Corporation is not entitled to a deduction on the grant or the exercise of an Incentive Option. However, if the optionee sells the shares acquired upon the exercise of an Incentive Option ("Incentive Option Shares") at any time after the later of (a) one year after the date of transfer of shares to the optionee pursuant to the exercise of such Incentive Option and
(b) two years after the date of grant of such Incentive Option (the "Incentive Option holding period"), then the optionee will recognize capital gain or loss equal to the difference between the sales price and the exercise price paid for the Incentive Option Shares, and the Corporation will not be entitled to any deduction. If the optionee disposes of the Incentive Option Shares at any time during the Incentive Option holding period, then (1) the optionee will recognize capital gain in an amount equal to the excess, if any, of the sales price over the fair market value of the Incentive Option Shares on the date of exercise,
(2) the optionee will recognize ordinary income equal to the excess, if any, of the lesser of the sales price or the fair market value of the Incentive Option Shares on the date of exercise, over the exercise price paid for the Incentive Option Shares, (3) the optionee will recognize capital loss equal to the excess, if any, of the exercise price paid for the Incentive Option Shares over the sales price of the Incentive Option Shares, and (4) the Corporation will generally be entitled to a deduction in an amount equal to the amount of ordinary income recognized by the optionee.

     For purposes of computing an optionee's "alternative minimum tax," an Incentive Option is treated as a Nonqualified Option, as discussed below. Thus, the amount by which the fair market value of Incentive Option Shares on the date of exercise (or such later date as discussed below under "Special Rules for Insiders") exceeds the exercise price will be included as a positive adjustment in the calculation of an optionee's "alternative minimum taxable income" ("AMTI"). The "alternative minimum tax" imposed on individual taxpayers is generally equal to the amount by which 26% or 28% (depending on the optionee's
AMTI) of the individual's AMTI (reduced by certain exemption amounts) exceeds his or her regular income tax liability for the year. Insiders should consult their tax advisors concerning the possibility of making an 83(b) Election (as defined below) upon the exercise of an Incentive Option.

  Nonqualified Options

     The grant of a Nonqualified Option is generally not a taxable event for the optionee. Upon exercise of the option, the optionee will generally recognize ordinary income in an amount equal to the excess of the fair market value of the stock acquired upon exercise of the Nonqualified Option ("Nonqualified Option Shares") (determined as of the date of the exercise) over the exercise price of such option, and the Corporation will be entitled to a deduction equal to such amount. See "Special Rules for Insiders," below. A subsequent sale of the Nonqualified Option Shares generally will give rise to capital gain or loss equal to the difference between the sales price and the sum of the exercise price paid for such shares plus the ordinary income recognized with respect to such shares. If an optionee receives a Nonqualified Option having an exercise price that is only a small fraction of the value of the underlying Nonqualified Option Shares on the date of grant, such optionee may be required to include the value of the option in taxable income at the time of grant.

  Special Rules for Insiders

     If an optionee is an Insider subject to Section 16 of the Exchange Act and exercises an option within six months of the date of grant, the timing of the recognition of any ordinary income should be deferred until and the amount of ordinary income should be determined based on the fair market value (or sales price in the case of a disposition) of the Common Stock upon the earlier of the following two dates: (i) six months after the date of grant, or (ii) a disposition of the Common Stock, unless the Insider makes an election under
Section 83(b) of the Code (an "83(b) Election") within 30 days after exercise to recognize ordinary income based on the value of the Common Stock on the date of exercise. In addition, special rules apply to an Insider who exercises an option having an exercise price greater than the fair market value of the underlying Common Stock on the date of exercise. Insiders should consult their tax advisors to determine the tax consequences to them of exercising options granted to them pursuant to the Stock Plan.

  Miscellaneous Tax Issues

     Awards may be granted under the Stock Plan which do not fall clearly into the categories described above. The federal income tax treatment of these awards will depend upon the specific terms of such awards. Generally, the Corporation will be required to make arrangements for withholding applicable taxes with respect to any ordinary income recognized by a participant in connection with awards made under the Stock Plan.

     With certain exceptions, an individual may not deduct investment-related interest to the extent such interest exceeds the individual's net investment income for the year. Investment interest generally includes interest paid on indebtedness incurred to purchase Common Stock. Interest disallowed under this rule may be carried forward to and deducted in later years, subject to the same limitations.

     Special rules will apply in cases where an optionee pays the exercise or purchase price of the option or applicable withholding tax obligations under the Stock Plan by delivering previously owned Common Stock or by reducing the amount of Common Stock otherwise issuable pursuant to the option. The surrender or withholding of such shares will in certain circumstances result in the recognition of income with respect to such shares or a carryover basis in the shares acquired.

     The Stock Plan provides that, in the event of certain changes in ownership or control of the Corporation, the right to exercise options otherwise subject to a vesting schedule may be accelerated. In the event such acceleration occurs and depending upon the individual circumstances of the recipient, certain amounts with respect to such options may constitute "excess parachute payments" under the "golden parachute" provisions of the Code. Pursuant to these provisions, a recipient will be subject to a 20% excise tax on any "excess parachute payments" and the Corporation will be denied any deduction with respect to such payment. Optionees should consult their tax advisors as to whether accelerated vesting of an option in connection with a change in ownership or control of the Corporation would give rise to an excess parachute payment.

     In certain instances the Corporation may be denied a deduction for compensation (including compensation attributable to options) to certain officers of the Corporation to the extent the compensation exceeds $1 million in a given year.

     The affirmative vote of a majority of the shares of the Corporation's Common Stock represented in person or by proxy and entitled to vote at a duly held stockholders meeting is required for the approval of the amendment of the Stock Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE STOCK PLAN TO INCREASE THE NUMBER OF SHARES THEREUNDER.

               APPROVAL OF AMENDMENT OF 1994 STOCK INCENTIVE PLAN
                        TO INCLUDE NONEMPLOYEE DIRECTORS

     Nonemployee Directors were not eligible to participate in the Stock Plan as originally adopted in 1994. On January 22, 1997, the Board of Directors of the Corporation adopted an amendment to the Stock Plan, subject to shareholder approval, to provide that nonemployee directors are eligible to participate in the Stock Plan.

     The purpose of the amendment of the Stock Plan to include nonemployee directors is to enable the Corporation to attract and retain nonemployee directors by providing for or increasing their proprietary interests in the Corporation. Nonemployee directors will not be eligible to be considered for Incentive Options, but will be eligible to be considered for Nonqualified Options under the Stock Plan. As of March 17, 1997, six nonemployee directors were so eligible.

     On January 22, 1997, the Board of Directors also terminated the accrual of additional retirement benefits under the Directors' Deferred Income and Retirement Plan effective as of the 1997 Annual Meeting.

     The affirmative vote of a majority of the shares of the Corporation's Common Stock represented in person or by proxy and entitled to vote at a duly-held stockholders meeting is required for approval of the Stock Plan. THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR APPROVAL OF THE AMENDMENT OF THE STOCK PLAN TO INCLUDE NONEMPLOYEE DIRECTORS AS ELIGIBLE PARTICIPANTS THEREIN.

                                    REPORTS

     The Annual Report of the Corporation for the fiscal year ended December 31, 1996, describing the Corporation's operations and including audited financial statements, has been mailed prior to or concurrently with this Proxy Statement. The Corporation will provide a copy of its most recent report to the SEC on Form 10-K upon the written request of any beneficial owner of the Corporation's securities as of the Record Date for the Annual Meeting of Shareholders without charge except for the cost of reproducing Exhibits. Such request should be addressed to Ducommun Incorporated, 23301 S. Wilmington Avenue, Carson, California 90745, Attn: James S. Heiser, Secretary.

                            INDEPENDENT ACCOUNTANTS

     The Corporation's independent accountants for the current fiscal year, as well as for the fiscal year ended December 31, 1996, are Price Waterhouse. A representative of such firm will be afforded the opportunity to make a statement if he desires and will be available to respond to appropriate questions from shareholders in attendance.

                             SHAREHOLDER PROPOSALS

     From time to time individual shareholders of the Corporation may submit proposals which they believe should be voted upon by the shareholders. The SEC has adopted regulations which govern the inclusion of such proposals in the Corporation's annual proxy materials. All such proposals must be submitted to the Secretary of the Corporation no later than December 1, 1997, in order to be considered for inclusion in the Corporation's 1998 proxy materials.

                                 OTHER BUSINESS

     The Board of Directors does not know of any other business which will be presented for consideration at the Annual Meeting. If any other business properly comes before the Annual Meeting or any adjournment or postponement thereof, the proxy holders will vote in regard thereto according to their discretion insofar as such proxies are not limited to the contrary.

                                          By Order of the Board of Directors

                                              James S. Heiser
Carson, California                               Secretary
March 26, 1997

                                                                      APPENDIX A

                             DUCOMMUN INCORPORATED

                           1994 STOCK INCENTIVE PLAN
                            (AS AMENDED MAY 7, 1997)

SECTION 1. PURPOSE OF PLAN

     The purpose of the 1994 Stock Incentive Plan (the "Plan") of Ducommun Incorporated, a Delaware corporation (the "Company"), is to enable the Company and its subsidiaries to attract, retain and motivate their employees and nonemployee directors by providing for or increasing the proprietary interests of such persons in the Company.

SECTION 2. PERSONS ELIGIBLE UNDER PLAN

     Any person who is an employee or a nonemployee director of the Company or any of its subsidiaries (a "Participant") shall be eligible to be considered for the grant of Awards (as hereinafter defined) hereunder.

SECTION 3. AWARDS

     (a) The Board of Directors of the Company and/or the Committee (as hereinafter defined), on behalf of the Company, is authorized under this Plan to enter into any type of arrangement with a Participant that is not inconsistent with the provisions of this Plan and that, by its terms, involves or might involve the issuance of (i) shares of common stock, par value $.01 per share, of the Company ("Common Shares"), or (ii) a Derivative Security (as such term is defined in Rule 16a-1 promulgated under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as such Rule may be amended from time to time) with an exercise or conversion privilege at a price related to the Common Shares or with a value derived from the value of the Common Shares. The entering into of any such arrangement is referred to herein as the "grant" of an "Award."

     (b) Awards are not restricted to any specified form or structure and may include, without limitation, sales or bonuses of stock, restricted stock, stock options, reload stock options, stock purchase warrants, other rights to acquire stock, securities convertible into or redeemable for stock, stock appreciation rights, limited stock appreciation rights, phantom stock, dividend equivalents, performance units or performance shares, and an Award may consist of one such security or benefit, or two or more of them in tandem or in the alternative.

     (c) Common Shares may be issued pursuant to an Award for any lawful consideration as determined by the Board of Directors and/or the Committee, including, without limitation, services rendered by the recipient of such Award.

     (d) Subject to the provisions of this Plan, the Board of Directors and/or the Committee, in its sole and absolute discretion, shall determine all of the terms and conditions of each Award granted under this Plan, which terms and conditions may include, among other things:

          (i) a provision permitting the recipient of such Award, including any recipient who is a director or officer of the Company, to pay the purchase price of the Common Shares or other property issuable pursuant to such Award, or such recipient's tax withholding obligation with respect to such issuance, in whole or in part, by any one or more of the following:

             (A) the delivery of previously owned shares of capital stock of the Company (including "pyramiding") or other property, provided that the Company is not then prohibited from purchasing or acquiring shares of its capital stock or such other property,

             (B) a reduction in the amount of Common Shares or other property otherwise issuable pursuant to such Award, or

             (C) the delivery of a promissory note, the terms and conditions of which shall be determined by the Board of Directors and/or the Committee;

          (ii) a provision conditioning or accelerating the receipt of benefits pursuant to such Award, either automatically or in the discretion of the Board of Directors and/or the Committee, upon the occurrence of specified events, including, without limitation, a change of control of the Company, an acquisition of a specified percentage of the voting power of the Company, the dissolution or liquidation of the Company, a sale of substantially all of the property and assets of the Company or an event of the type described in Section 7 hereof; or

          (iii) a provision required in order for such Award to qualify as an incentive stock option under Section 422 of the Internal Revenue Code (an "Incentive Stock Option"), provided that the recipient of such Award is eligible under the Internal Revenue Code to receive an Incentive Stock Option.

SECTION 4. STOCK SUBJECT TO PLAN

     (a) The aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall not exceed 570,000, subject to adjustment as provided in Section 7 hereof.

     (b) For purposes of Section 4(a) hereof, the aggregate number of Common Shares issued and issuable pursuant to all Awards granted under this Plan shall at any time be deemed to be equal to the sum of the following:

          (i) the number of Common Shares which were issued prior to such time pursuant to Awards granted under this Plan, other than Common Shares which were subsequently reacquired by the Company pursuant to the terms and conditions of such Awards and with respect to which the holder thereof received no benefits of ownership such as dividends; plus

          (ii) the number of Common Shares which were otherwise issuable prior to such time pursuant to Awards granted under this Plan, but which were withheld by the Company as payment of the purchase price of the Common Shares issued pursuant to such Awards or as payment of the recipient's tax withholding obligation with respect to such issuance; plus

          (iii) the maximum number of Common Shares issuable at or after such time pursuant to Awards granted under this Plan prior to such time.

SECTION 5. DURATION OF PLAN

     Awards shall not be granted under this Plan after March 17, 2004. Although Common Shares may be issued after March 17, 2004 pursuant to Awards granted prior to such date, no Common Shares shall be issued under this Plan after March 17, 2014.

SECTION 6. ADMINISTRATION OF PLAN

     (a) This Plan shall be administered by the Board of Directors of the Company or a committee of the Board of Directors (the "Committee") consisting of two or more directors, each of whom is a "nonemployee director" (as such term is defined in rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time).

     (b) Subject to the provisions of this Plan, the Board of Directors and/or the Committee shall be authorized and empowered to do all things necessary or desirable in connection with the administration of this Plan, including, without limitation, the following:

          (i) adopt, amend and rescind rules and regulations relating to this Plan;

          (ii) determine which persons are Participants and to which of such Participants, if any, Awards shall be granted hereunder;

          (iii) grant Awards to Participants and determine the terms and conditions thereof, including the number of Common Shares issuable pursuant thereto;

          (iv) determine whether, and the extent to which, adjustments are required pursuant to Section 7 hereof; and

          (v) interpret and construe this Plan and the terms and conditions of all Awards granted hereunder.

SECTION 7. ADJUSTMENTS

     If the outstanding securities of the class then subject to this Plan are increased, decreased or exchanged for or converted into cash, property or a different number or kind of securities, or if cash, property or securities are distributed in respect of such outstanding securities, in either case as a result of a reorganization, merger, consolidation, recapitalization, restructuring, reclassification, dividend (other than a regular, quarterly cash dividend) or other distribution, stock split, reverse stock split or the like, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction shall provide otherwise, the Board of Directors and/or the Committee shall make appropriate and proportionate adjustments in (a) the number and type of, and exercise price for, shares or other securities or cash or other property that may be acquired pursuant to Incentive Stock Options and other Awards theretofore granted under this Plan, and (b) the maximum number and type of shares or other securities that may be issued pursuant to Incentive Stock Options and other Awards thereafter granted under this Plan.

SECTION 8. AMENDMENT AND TERMINATION OF PLAN

     The Board of Directors may amend or terminate this Plan at any time and in any manner, provided, however, that no such amendment or termination shall deprive the recipient of any Award theretofore granted under this Plan, without the consent of such recipient, of any of his or her rights thereunder or with respect thereto.

SECTION 9. EFFECTIVE DATE OF PLAN

     This Plan shall be effective as of March 17, 1994, provided, however, that no Common Shares may be issued under this Plan until it has been approved, directly or indirectly, by the affirmative votes of the holders of a majority of the securities of the Company present, or represented, and entitled to vote at a meeting duly held in accordance with the laws of the State of Delaware.

SECTION 10. LEGAL REQUIREMENTS

     No Common Shares issuable pursuant to an Award shall be issued or delivered unless and until, in the opinion of counsel for the Company, all applicable requirements of federal, state and other securities laws, and the regulations promulgated thereunder, and any applicable listing requirements of any stock exchange on which shares of the same class are then listed, shall have been fully complied with. It is the Company's intent that the Plan shall comply in all respects with Rule 16b-3 promulgated under the Exchange Act, as such Rule may be amended from time to time. If any provision of the Plan is found not to be in compliance with Rule 16b-3 of the Exchange Act, such provision shall be null and void.

PROXY

                            DUCOMMUN INCORPORATED
            23301 S. WILMINGTON AVENUE * CARSON, CALIFORNIA 90745

           PROXY FOR ANNUAL MEETING OF SHAREHOLDERS ON MAY 1, 1996

        The undersigned hereby appoints JOSEPH C. BERENATO and JAMES S. HEISER, and each of them (with full power to act without the other), the agents and proxies of the undersigned, each with full power of substitution, to represent and to vote, as specified below, all of the shares of Common Stock of Ducommun Incorporated, a Delaware corporation, held of record by the undersigned on March 11, 1996, at the Annual Meeting of Shareholders to be held on May 1, 1996, and at any adjournments or postponements thereof.

                          (Continued on other side)


--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE

                                                        Please mark
                                                        your vote as  [X]
                                                        indicated in
                                                        this example.

1. ELECTION OF DIRECTORS
   Nominees: Robert C. Ducommun and Thomas P. Mullaney

                       FOR                    WITHHOLD
                  all nominees                AUTHORITY
              listed below (except           to vote for
                as marked to the             all nominees
                contrary below)              listed below
                       [ ]                       [ ]

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

--------------------------------------------------------------------------------

2. In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1.

This proxy may be revoked at any time prior to the voting thereof. All other proxies heretofore given by the undersigned are hereby expressly revoked.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

                                Dated:                                    , 1996
                                       -----------------------------------


                                ------------------------------------------------
                                                   Signature


                                ------------------------------------------------
                                           Signature if held jointly

                                Please sign exactly as name appears below.
                                When shares are held by joint-tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.


          PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY
                         USING THE ENCLOSED ENVELOPE.
--------------------------------------------------------------------------------
                             FOLD AND DETACH HERE